Exhibit 99.1
Corporate Media Contact:
Kelley Childrey
Manning, Selvage and Lee
323-866-6003
kelley.childrey@mslpr.com
Investor Relations Contact:
Cheryl Monblatt Allen
Artes Medical, Inc.
858-550-9999
callen@artesmedical.com
ARTES MEDICAL COMPLETES $2.4 MILLION PRIVATE PLACEMENT
San Diego, Calif., September 26, 2008 – Artes Medical, Inc. (Nasdaq: ARTE), a medical aesthetics company, today announced that it has completed a financing with accredited investors raising approximately $2.4 million from a private placement of its common stock and related warrants. Empire Asset Management Company served as the placement agent for the transaction. The offering was fully subscribed.
Pursuant to the financing, Artes Medical issued approximately 2,735,817 shares of common stock at a purchase price of $0.73 per share. Artes also issued to the investors warrants to purchase an additional 1,367,916 shares of common stock at an exercise price of $0.75 per share. The warrants will be exercisable no sooner than six months following the closing of the private placement and will expire on March 26, 2014. In addition, Artes Medical issued 497,228 shares of common stock at a purchase price of $0.8125 per share and warrants to purchase 248,616 shares of common stock, at an exercise price of $0.75 per share, to investors who may be deemed to be affiliated with a member of our board of directors.
“This equity financing has been completed during very difficult and challenging times in our nation’s capital markets and represents another step forward in our plan to commercialize our products and to seek out other strategic opportunities that are in the best interests of our stockholders” noted Christopher J. Reinhard, Executive Chairman of Artes Medical.
For services rendered as placement agent, Artes Medical paid Empire a cash fee equal to 8% of the aggregate proceeds raised in the financing and issued warrants to purchase up to 218,865 shares of common stock at an exercise price of $0.73 per share, up to 129,322 shares of common stock at an exercise price of $0.75 and up to 39,778 shares of common stock at an exercise price of $0.8125 per share.
The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended. The securities have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the financing, Artes has agreed, subject to certain terms and conditions, to provide piggyback registration rights with respect to the resale of the shares purchased and the shares issuable upon exercise of the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants.
About ArteFill®
ArteFill is the first and only FDA-approved non-resorbable injectable dermal filler for the correction of wrinkles known as smile lines or nasolabial folds. The unique microspheres in ArteFill are not absorbed by the body and therefore provide the first-of-its-kind permanent support for long-lasting wrinkle correction in one to two treatments.
ArteFill was approved by the FDA in October 2006 based on data from the Company’s 12-month controlled, randomized, double-masked, multi-center U.S. clinical trial, which compared outcomes for patients treated with ArteFill with those of patients treated with the leading bovine collagen-based filler. At the 6-month evaluation, which was the primary efficacy evaluation period for the clinical trial, the wrinkle correction in patients treated with ArteFill persisted and showed statistically significant improvement compared to the wrinkle correction in the patients treated with the collagen control, who returned to their pretreatment status. The ArteFill patients were also evaluated one year after treatment, demonstrating continued safety and wrinkle correction.
In December 2007, the Company announced that ArteFill’s 5-year safety and efficacy data was published in the peer-reviewed publication Dermatologic Surgery “Filler Issue.” This publication addresses the robust, long-term, efficacy and safety profile of ArteFill. This 5-year follow-up study included 145 patients who were treated with ArteFill in the Company’s U.S. clinical trial. In addition to demonstrating the safety profile of ArteFill, the study showed statistically significant (p<0.001) improvement in patient wrinkle correction five years after the patient’s last ArteFill treatment, and a statistically significant (p=0.002) improvement in wrinkle correction at the 5-year point compared to the 6-month evaluation period. As part of the study, physician investigators and patients were asked to provide their assessment of ArteFill treatment. Over 90% of the physician assessments were either “completely successful” or “very successful;” and over 90% of the patient assessments were either “very satisfied” or “satisfied.” The FDA is currently reviewing the data from the study in order to determine if it will enhance the product labeling for ArteFill.
An ArteFill Skin Test is required before initial treatment. The most common adverse events associated with ArteFill treatment, similar to those observed with other dermal fillers, are lumpiness, persistent swelling or redness and increased sensitivity at the injection site.
ArteFill is a proprietary formulation comprised of polymethylmethacrylate, or PMMA, microspheres and bovine collagen, and is the only PMMA-based injectable product that has been approved by the FDA for the treatment of facial wrinkles. Artes Medical is the sole manufacturer of ArteFill, which is only available in the United States through Artes Medical, and Artes Medical has not entered into distribution or licensing arrangements with any third party for the distribution or sale of ArteFill, or any other PMMA-based dermal filler, outside the United States.
About Artes Medical, Inc.
Artes Medical is a medical aesthetics company focused on developing, manufacturing and commercializing a new category of injectable products for the dermatology and plastic surgery markets. The Company’s flagship product, ArteFill, is being marketed to men and women as a long-lasting treatment option for the correction of nasolabial folds. The Company also markets Elevess™, the first FDA-approved hyaluronic acid-based wrinkle filler with lidocaine for patient comfort. Additional information about Artes Medical, ArteFill and Elevess is available at www.artesmedical.com, www.artefill.com and www.myelevess.com.
Forward-Looking Statements
This news release contains forward-looking statements that are based on the Company’s current beliefs and assumptions and on information currently available to its management. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. As a result of these risks, uncertainties and other factors, which include the Company’s history of net losses, its ability to timely raise additional funds to support its operations, its ability to manage its operating expenses, its limited experience in commercializing ArteFill and Elevess™, its future receipt of FDA approval to extend the efficacy period of ArteFill beyond six months and eliminate the skin test requirement, and the risk that the Company’s revenue projections may prove incorrect because of unexpected difficulty in generating sales and market acceptance of ArteFill or Elevess™, readers are cautioned not to place undue reliance on any forward-looking statements included in this press release. A more extensive set of risks and uncertainties is set forth in the Company’s SEC filings available at www.sec.gov. These forward-looking statements represent beliefs and assumptions only as of the date of this news release, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.
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Artes Medical® and ArteFill® are registered trademarks of Artes Medical, Inc. All other trademarks referred to in this press release are the property of their respective owners.